SE Financial Corp.

                                                          FOR IMMEDIATE RELEASE
                                                          Contact: Pamela M. Cyr
                                                               President and CEO
                                                                  (215) 468-1700

                              FOR IMMEDIATE RELEASE
                              ---------------------


             SE FINANCIAL CORP. ANNOUNCES RESULTS OF ANNUAL MEETING


Philadelphia, Pennsylvania - June 7, 2005 - SE Financial Corp. (OTCBB: SEFL) announced that its 2005 Annual Meeting of Stockholders was held yesterday. At the meeting, Samuel Barsky, Andrew A. Hines and William F. Saldutti, III were elected as directors and stockholders ratified the appointment of S.R. Snodgrass, A.C. as the Company's independent auditor for the fiscal year ending October 31, 2005. The Company withdrew the proposed 2005 Stock Option Plan and the 2005 Restricted Stock Plan without acting on such matters at the meeting.


     SE Financial Corp. is the holding company for St. Edmond's Federal Savings Bank, a federally chartered stock savings institution with two offices located in Philadelphia, Pennsylvania and Sewell, New Jersey.

     Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.